UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  April 25, 2022

CELL MEDX CORP.

(Exact name of registrant as specified in its charter)

NV	000-54500	38-3939625
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

123 W. Nye Ln, Suite 446 Carson City, NV		89706
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code		(844) 238-2692

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.02DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On April 25, 2022, the board of directors of Cell MedX Corp. (the “Company”) unanimously resolved to increase the number of directors of the Company to six directors and to appoint Mr. Dwayne Yaretz as a director to fill the vacancy created by the increase in the number of directors. In addition, Mr. Yaretz was appointed Chief Executive Officer of the Company, replacing Mr. McEnulty, who resigned from his position as CEO of the Company on April 25, 2022. Mr. McEnulty will continue to serve on the Company’s board of directors.

Mr. Yaretz’ experience spans many industries including the development of industrial and medical imaging devices. He has aided in the re-structure of numerous companies by identifying and recruiting key personnel, enhancing the management team, capitalization, and maximizing business and sales opportunities. In the past, Mr. Yaretz has acted as a director, and held various top management positions, including CEO, CFO and president, with both private and public companies.

There is no family relationship among the directors. There are currently no compensation arrangements with Mr. Yaretz for acting as a member of the board of directors, or as the CEO.

A copy of the Company’s news release regarding the appointment of Mr. Yaretz and resignation of Mr. McEnulty is attached as Exhibit 99.1 hereto.

ITEM 9.01FINANCIAL STATEMENTS AND EXHIBITS.

(d)  Exhibits

The following exhibits are provided with this Current Report:

Exhibit Number	Description of Exhibit
99.1	News Release dated April 27, 2022.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELL MEDX CORP.

Date: April 27, 2022

By: /s/ Joao (John) da Costa
Joao (John) da Costa,
Chief Operating Officer